UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2023

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Telenet BV (the “Company”) as original borrower and the Company, Telenet International Finance S.à r.l., Telenet Financing USD LLC and Telenet Group BV, as guarantors (each an “Original Guarantor” and together the “Original Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and KBC Bank NV as security agent (the “Security Agent”), among others, are parties to a Credit Agreement, originally dated August 1, 2007, as amended from time to time, and most recently amended and restated on April 6, 2020 (the “Credit Agreement”). Each Original Guarantor is a direct or an indirect wholly-owned subsidiary of Telenet Group Holding NV and Telenet Group Holding NV is an indirect majority-owned subsidiary of Liberty Global plc.

Capitalized terms used below shall have the meanings given to them in the Amended and Restated Credit Agreement (as defined below).

On June 30, 2023, the Company, the Facility Agent, the Security Agent, the financial institutions named therein as Existing Revolving Facility Lenders, the financial institutions named therein as Acceding Revolving Facility Lenders and the companies named therein as Obligors, among others, entered into a supplemental agreement (the “Supplemental Agreement”) to amend and restate the Credit Agreement (the Credit Agreement, as amended and restated by the Supplemental Agreement, the “Amended and Restated Credit Agreement”) to, among other things:

•replace LIBOR with (i) the Term SOFR reference rate administered by CME Group Benchmark Administration Limited for the calculation of interest for U.S. dollar denominated loans under the Credit Agreement and (ii) SONIA reference rate for the calculation of interest for Sterling denominated loans under the Credit Agreement;
•confirm that fixed rate advances under certain existing additional facilities shall remain on their applicable fixed rates notwithstanding the new reference rate provisions;
•increase the total commitments under the Revolving Facility by €90,000,000 ($98.3 million as at the June 30, 2023 exchange rate); and
•bifurcate the Revolving Facility into Revolving Facility A (which has a final maturity date of May 31, 2026) and Revolving Facility B (which has a final maturity date of May 31, 2029).

The Supplemental Agreement and the Amended and Restated Credit Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended and Restated Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

4.1
Supplemental Agreement dated June 30, 2023 between, among others, Telenet BV as company, The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent and attached as a schedule thereto, a copy of the Amended and Restated Credit Agreement dated June 30, 2023, between, among others, Telenet BV as original borrower and The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: July 6, 2023